Exhibit 99.2

For more information:
Mike Campbell, 816-842-8181
FOR IMMEDIATE RELEASE	investorrelations@inergyservices.com

Inergy, L.P. Prices Common Unit Offering

KANSAS CITY, Mo., Jan 20, 2010 (BUSINESS WIRE) — Inergy, L.P. (Nasdaq:NRGY) announced today that it has priced, in an underwritten public offering, 5,000,000 common units representing limited partner interests at $36.25 per unit.

Inergy, L.P. intends to use the net proceeds from this offering (and the net proceeds from any exercise of the underwriters’ option to purchase additional common units) to repay outstanding indebtedness under its revolving general partnership credit facility, which was borrowed to fund the recent acquisitions of Liberty Propane, L.P. and MGS Corporation and to fund other capital expenditures in our midstream business. The offering was upsized to 5,000,000 units from the base offering of 4,500,000. UBS Investment Bank, BofA Merrill Lynch, Morgan Stanley, and Wells Fargo Securities served as joint bookrunning managers for the offering. The underwriters have been granted a 30-day option to purchase up to 750,000 additional common units to cover over-allotments, if any. The offering is expected to close on January 25, 2010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

A copy of the prospectus and related prospectus supplement associated with this offering may be obtained from the underwriters as follows: UBS Investment Bank, Prospectus Dept., 299 Park Ave., New York, NY 10171, or by calling UBS toll-free at (888) 827-7275; BofA Merrill Lynch, Attn: Preliminary Prospectus Department, 4 World Financial Center, New York, NY 10080, by emailing Prospectus.Requests@ml.com; Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by e-mailing prospectus@morganstanley.com, or by calling Morgan Stanley toll free at (866) 718-1649; Wells Fargo Securities, Attention: Equity Syndicate Dept., 375 Park Ave., New York, NY 10152, by emailing equity.syndicate@wachovia.com, or by calling Wells Fargo toll-free at (800) 326-5897.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related prospectus supplement associated with this offering, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus and the related prospectus supplement if you request them by calling any of the underwriters toll-free at the phone numbers listed above.

Inergy, L.P., with headquarters in Kansas City, Missouri, is a master limited partnership with operations that include the retail marketing, sale, and distribution of propane to residential, commercial, industrial, and agricultural customers. Inergy serves its retail propane customers from customer service centers in the United States. Inergy also operates a natural gas storage business and a supply logistics, transportation, and wholesale marketing business that serves independent dealers and multi-state marketers in the United States and Canada.

This press release includes statements regarding the offering that may constitute forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Factors that can affect future results are discussed in Inergy, L.P.’s annual report on Form 10-K and other reports filed by Inergy, L.P. from time to time with the SEC. Inergy, L.P. undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

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